Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 7, 2026, with respect to the consolidated financial statements of SK hynix Inc. included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Samjong Accounting Corp.

Seoul, Korea

June 24, 2026